UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

APOLLO INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland	[333-112591]	52-2439556
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

9 West 57th Street, 41st Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2005, Apollo Investment Corporation, a Maryland corporation (“Apollo”), entered into a Senior Secured Revolving Credit Agreement (the “Credit Agreement”), among Apollo, the lenders party thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent for the lenders.

Under the Credit Agreement, the lenders have agreed to extend credit to Apollo in an initial aggregate principal or face amount not exceeding $800,000,000 at any one time outstanding. The Credit Agreement is a five-year revolving facility (with a stated maturity date of April 14, 2010) and is secured by substantially all of the assets in Apollo’s portfolio. Pricing is set at 100 basis points over LIBOR. The Credit Agreement contains affirmative and restrictive covenants, including: (a) periodic financial reporting requirements, (b) maintaining minimum shareholders’ equity of the greater of (i) 40% of the total assets of Apollo and its subsidiaries as at the last day of any fiscal quarter and (ii) the sum of (A) $300,000,000 plus (B) 25% of the net proceeds from the sale of equity interests in Apollo after the closing date of the Credit Agreement, (c) maintaining a ratio of total assets (less total liabilities) to total indebtedness, in each case of Apollo and its subsidiaries, of not less than 2.0:1.0, (d) maintaining minimum liquidity, (e) limitations on the incurrence of additional indebtedness, (f) limitations on liens, (g) limitations on investments (other than in the ordinary course of Apollo’s business), (h) limitations on mergers and disposition of assets (other than in the normal course of Apollo’s business activities) and (i) limitations on the creation or existence of agreements that prohibit liens on properties of Apollo’s subsidiaries. In addition to the asset coverage ratio described in clause (c) of the preceding sentence, borrowings under the Credit Agreement (and the incurrence of certain other permitted debt) will be subject to compliance with a borrowing base that will apply different advance rates to different types of assets in Apollo’s portfolio. The Credit Agreement will provide for the ability of Apollo to seek additional commitments from lenders thereunder in an aggregate amount of up to $400,000,000. Apollo has not yet borrowed any amounts under the Credit Agreement.

The Credit Agreement will be used to supplement Apollo’s equity capital to make additional portfolio investments. Apollo has employed a significant portion of its equity capital and expects to begin using the Credit Agreement in the coming months to support additions to the portfolio.

From time to time, certain of the lenders provide customary commercial and investment banking services to Apollo. JPMorgan also serves as custodian for Apollo pursuant to a global custody agreement.

A press release announcing the entry into the Credit Agreement is attached hereto as Exhibit 99.1. The Credit Agreement is attached hereto as Exhibit 99.2.

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Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Apollo Investment Corporation, dated April 14, 2005

99.2	Senior Secured Revolving Credit Agreement, dated as of April 14, 2005, among Apollo Investment Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

[Signature page to follow]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORPORATION
(Registrant)

By:	/s/ Gordon E. Swartz
	Name:	Gordon E. Swartz
	Title:	Assistant Secretary
	Date:	April 18, 2005

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